UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 697-8655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2024 (the “Effective Date”), Interactive Strength Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with CLMBR Holdings LLC, a Delaware limited liability company ("CLMBR"), and Treadway Holdings LLC, a Delaware limited liability company (the “Purchaser”) pursuant to which the (a) Company sold, and the Purchaser purchased, a Senior Secured Convertible Promissory Note (the “Note”) in the aggregate principal amount of $6,000,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). On February 1, 2024, the Company and the Purchaser entered into that certain Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company shall issue to the Purchaser (i) 750,000 shares of the Common Stock, and (ii) warrants to purchase up to an aggregate of 3,000,000 shares of the Common Stock.

The Company used the net proceeds to fund a portion of the cash consideration paid in connection with the acquisition of substantially all of the assets of CLMBR, Inc.

The Note Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Purchaser.

Description of the Note

The Note accrues interest at a rate of 2.0% per month. The maturity date of the Note is December 15, 2024 (the “Maturity Date”). Interest payments are guaranteed through the Maturity date regardless of whether the Note is earlier converted or redeemed.

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to the quotient resulting by dividing the outstanding principal balance of the Note to be converted by a conversion price of $2.00 per share (such shares, the “Note Conversion Shares”).

The Note sets forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Purchaser within two (2) business days (a “Notice of Default”). At any time after the earlier of (a) the Purchaser’s receipt of a Notice of Default and (b) the Purchaser becoming aware of the Event of Default, the Purchaser may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of 4.0% per month.

Description of the Warrants

The Warrants are exercisable for 1,500,000 shares of Common Stock, at a price of $1.25 per share (“Warrant 1”) and $1.75 per share (“Warrant 2” and, together with Warrant 1, the “Warrants”) (the “Exercise Prices”). The Warrants may be exercised during the period commencing February 1, 2024 and ending on February 1, 2034. The Exercise Prices are subject to voluntary adjustments and adjustments upon subdivision or combinations of shares of Common Stock.

Credit Agreement

On the Effective Date, the Company, entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors LLC, a Mississippi limited liability company (the “Lender”) pursuant to which the Company agreed to borrow from the Lender a term loan in the aggregate principal amount of $7,968,978 (the “Loan”).

The Credit Agreement contains customary representations, warranties, and covenants of the Company and the Purchaser.

Description of the Loan

The Loan accrues interest at the rate as set forth therein (the “Note Rate”). The maturity date of the Note is June 28, 2024 (the “Maturity Date”).

The Credit Agreement requires the Company to make loan payments on the following schedule: (i) on or before February 23, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $2,000,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the Loan through April 30, 2024; (ii) on or before April 30, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $500,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the Loan through May 31, 2024; (iii) on or before May 31, 2024, the Company shall pay to the Lender the amount which is the sum of (a) $500,000, (b) the accrued and unpaid interest then due and owing under the Loan, and (c) the projected interest to be accrued and payable under the Loan through the Maturity Date; and (iv) on or before the Maturity Date, the Company shall pay to the Lender the amount which is the sum of (a) the remaining principal then outstanding under the Loan and (b) the accrued and unpaid interest then due and owing under the Loan.

The Credit Agreement sets forth certain standard events of default, upon the occurrence of which the Company is required to deliver written notice to the Lender within ten (10) business days. At any time after the earlier of (a) the Lender’s receipt of a notice of default, and (b) the Lender becoming aware of the event of default, the Lender may require the Company to redeem all or any portion of the Loan. Upon an event of default, the Loan shall bear interest at a rate of the sum of the Note Rate and 5.0% per month.

Entry into the Credit Agreement and the related agreements and documents, was approved by the Company’s board of directors on February 1, 2024.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Note Purchase Agreement, Purchase Agreement, Warrant 1, Warrant 2 and Credit Agreement do not purport to be complete and is qualified in their entirety by reference to the full text of the Note Purchase Agreement, form of Warrant 1, form of Warrant 2 and Credit Agreement, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 10.3, respectively, to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Waiver

As previously disclosed, on December 7, 2023, the Company issued a senior unsecured convertible note to an accredited investor (the “December Lender”).

As previously disclosed, on December 12, 2023, the Company entered into that certain common stock purchase agreement with an accredited investor, a related party to the December Lender (the “Equity Line Investor”).

On February 1, 2024, each of the December Lender and the Equity Line Investor granted a waiver to the Company to allow the Company to issue the Note and to enter into the Credit Agreement (the “Waiver”). As consideration for the Waiver, the Company issued 250,000 shares of Common Stock (the “Waiver Consideration”) and agreed that, by March 15, 2024, the Company would deliver, free of charge, two of the Company’s products to the December Lender.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, the Company entered into an asset purchase agreement, which was subsequently amended and restated on January 22, 2024, (as amended and restated, the “Asset Purchase Agreement”) with CLMBR, Inc and CLMBR1, LLC (the “Sellers”) to purchase and acquire substantially all of the assets and assume certain liabilities of the Sellers (the "Acquisition").

On February 2, 2024, pursuant to the Asset Purchase Agreement, the Company completed the Acquisition for a total purchase price enterprise value of approximately $15.4 million, consisting of the issuance at closing of shares of Common Stock with a value of $1.45 million, 1,428,922 shares and shares of non-voting Series B preferred stock with a value of $3.0 million, 1,500,000 shares to the equity holders of the Sellers (each of whom is an “accredited investor” as defined in Rule 501 under the Securities Act), the assumption by the Company of $1.5 million of subordinated debt, and the retirement of $9.4 million of senior debt.

The Sellers shall also be entitled to receive a contingent payment in the form of shares of Common Stock (collectively, the “Earn-Out Shares” and collectively with the shares of common stock and shares of Series B Preferred Stock issued at closing, the “Shares”) calculated in the manner set forth in the Asset Purchase Agreement based on the 2024 Unit Sales (as defined in the Asset Purchase Agreement) and the VWAP for the Company’s Common Stock based on the 10 consecutive trading days ending on (and including) December 31, 2024, subject to the VWAP Collar. In addition, in the event the 2024 Unit Sales include at least 2,400 Units sold in the business-to-business channel, the Sellers shall be entitled to an additional number of Earn-Out Shares calculated in the manner set forth in the Asset Purchase Agreement subject to total maximum number of 22,665,681 Earn-Out Shares.

The Shares issued at closing were issued (and any Earn-Out Shares will be issued) pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder and are subject to restrictions on transfer and resale until October 18, 2024. The 1,500,000 shares of Series B Preferred Stock issued at closing are subject to forfeiture if and to the extent required to satisfy indemnification claims arising during the 24-month period after the closing.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Asset Purchase Agreement, which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K with respect to the issuance of the Shares, the issuance of the Waiver Consideration, the issuance of the Note, and the issuance of the Warrants (collectively, the "Securities") is incorporated by reference into this Item 3.02. The Securities were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each recipient of the Securities is an “accredited investor” as defined in Rule 501 under the Securities Act. Neither the Securities nor any shares of Common Stock issuable upon conversion or exercise of the Series B Preferred Stock, the Note, or the Warrant, has been registered under the Securities Act and thus such shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series B Preferred Stock will be subject to voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate”),

On January 21, 2024, the Board of Directors of the Company approved the Series B Certificate. The Series B Certificate designated 1,500,000 shares of the Company’s preferred stock as Series B Preferred Stock. Subject to certain conversion restrictions as specified in the Series B Certificate, and applicable legal and regulatory requirements, including without limitation, the listing requirements of the Nasdaq Stock Market, subject to and upon the receipt of the approval of the stockholders of the Company, and provided that such conversion occurs at least 24 months following the Original Issuance Date (as defined in the Series B Certificate), each share of Series B Preferred Stock shall be automatically converted into such whole number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price (as defined in the Series B Certificate) by the Conversion Price (as defined in the Series B Certificate) in effect at the time of conversion. In the event that stockholder approval is not obtained, the holders of the Series B Preferred Stock may voluntarily convert the Series B Preferred Stock into common stock, provided that in no event shall the number of shares of common stock issued upon such voluntary conversion exceed 19.99% of the total number of shares of common stock outstanding as of immediately prior to the execution of the Asset Purchase Agreement. The Series B Certificate became effective February 2, 2024. The Series B Preferred Stock will not have any voting rights, other than any vote required by law or the Company’s certificate of incorporation (which does not currently provide for any such voting rights) and will not be entitled to any dividends. The description of the Series B Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

We do not intend to list the Series B Preferred Stock on any securities exchange or nationally recognized trading system and there is no established trading market for the Series B Preferred Stock.

This Current Report on Form 8-K, including this Item 5.03, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock of Interactive Strength Inc.
4.1	Form of Warrant 1
4.2	Form of Warrant 2
10.1	Note Purchase Agreement, dated February 1, 2024, by and among Interactive Strength Inc. and CLMBR Holdings LLC and Treadway Holdings LLC
10.2	Securities Purchase Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Treadway Holdings LLC
10.3	Credit Agreement, dated February 1, 2024, by and between Interactive Strength Inc. and Vertical Investors LLC
10.4

Amended and Restated Asset Purchase Agreement, dated January 22, 2024, by and among CLMBR, INC, CLMBR1, LLC and Interactive Strength Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 23, 2024)

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 7, 2024	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)